SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

Nutriband Inc.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S. Orange Ave. Suite 1500 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTRB	The Nasdaq Stock Market LLC
Warrants	NTRBW	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

On May 24, 2023, the Company sent notice of the termination of the Securities Facility Services Agreement, dated January 5, 2023, by and between MERJ DEP Ltd and the Company (“Agreement”), which provided for the dual listing of the Company’s common stock on the MERJ Upstream exchange (“Upstream”), which is operated as a fully licensed integrated securities exchange, clearing system and depository for digital and non-digital securities under the Seychelles securities laws. The termination was effective May 31, 2023.

The dual listing on Upstream was only available to our non-U.S. resident and non-Canadian resident investors (referred to as our “global shareholders”). One of our global shareholders had listed 250,000 of their Nutriband shares on Upstream under the Agreement. No other stockholder has listed their Nutriband shares on this exchange. The stockholder that had listed the 250,000 Nutriband shares on Upstream requested transfer of all 250,000 of their shares on Upstream back into the shareholder’s original direct holding of these shares held in their account at American Stock Transfer & Trust Company, the Company’s transfer agent. This transfer has been completed by Upstream.

Accordingly, the dual listing of the Company’s common stock has been terminated as of May 31, 2023, and our global shareholders will not be able to take advantage of this alternative listing in the future. The termination of our listing on Upstream has no immediate effect on the continued listing status of the Company’s shares listing on the Nasdaq Capital Market, which remains fully effective.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NUTRIBAND INC.

Date: June 21, 2023	By:	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer